Exhibit 10.1

SECOND AMENDMENT TO

CREDIT AND SECURITY AGREEMENTS

THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENTS (the “Amendment”), dated as of September 30, 2013, is entered into by and among ZHONE TECHNOLOGIES, INC., a Delaware corporation (“Zhone Technologies”), ZTI MERGER SUBSIDIARY III, INC., a Delaware corporation (“ZTI”; Zhone Technologies and ZTI are sometimes referred to herein individually as a “Borrower” and collectively as the “Borrowers”), PREMISYS COMMUNICATIONS, INC., a Delaware corporation (“Premisys”), ZHONE TECHNOLOGIES INTERNATIONAL, INC., a Delaware Corporation, (“Zhone International”), PARADYNE NETWORKS, INC., a Delaware corporation (“Paradyne Networks”), PARADYNE CORPORATION, a Delaware corporation (“Paradyne Corporation”; Premisys, Zhone International, Paradyne Networks, and Paradyne corporation are sometimes referred to herein individually as a “Guarantor” and collectively as the “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

RECITALS

A. Borrowers, Guarantors, and Lender are parties to (i) a Credit and Security Agreement, dated March 13, 2012 (as amended by that certain First Amendment to Credit and Security Agreements, dated as of March 13, 2013 (the “First Amendment”), and as further amended from time to time, the “Domestic Credit Agreement”), and (ii) a Credit and Security Agreement (Ex-Im Subfacility), dated March 13, 2012 (as amended by the First Amendment and as further amended from time to time, the “Ex-Im Credit Agreement”; and together with the Domestic Credit Agreement, collectively, the “Credit Agreements”). Capitalized terms used in this Amendment have the meanings given to them in the Credit Agreements unless otherwise specified in this Amendment.

B. Borrowers and Guarantors have requested that certain amendments be made to the Credit Agreements, and Lender is willing to agree to such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Amendments to Credit Agreements. The Credit Agreements are amended as follows:

1.1 Section 2.9 of the Credit Agreements. The Maturity Date that appears in Section 2.9 of the Credit Agreements is hereby changed from “March 13, 2014” to “March 31, 2016”.

1.2 Section 2.13(b) of the Domestic Credit Agreement. Clause (ii) of Section 2.13(b) of the Domestic Credit Agreement is amended to read in its entirety as follows:

“(ii) $5,000,000.”

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1.3 Section 2.13(b) of the Ex-Im Credit Agreement. Clause (ii) of Section 2.13(b) of the Ex-Im Credit Agreement is amended to read in its entirety as follows:

“(ii) $15,000,000.”

1.4 Schedule 1.1 of the Credit Agreements.

(a) The definition of “Interest Rate Margin” that appears in Schedule 1.1 of the Credit Agreements is amended to read in its entirety as follows:

“Interest Rate Margin” means 3.0 percentage points; provided however, that the Interest Rate Margin shall be subject to a reduction of 0.25 percentage points each fiscal year, beginning with the fiscal year ending December 31, 2013, upon satisfaction of the following conditions precedent for each such reduction: (i) Lender has received Borrowers’ audited financial statements for each such fiscal year as required by Section 6.1 and Schedule 6.1 of this Agreement, together with a calculation of Borrowers’ Fixed Charge Coverage Ratio for the twelve-month period ending at the end of such fiscal year (certified by the Chief Financial Officer of Borrowers); (ii) no Event of Default exists and is continuing at the time of such reduction in the Interest Rate Margin; and (iii) the Borrowers’ Fixed Charge Coverage Ratio for the twelve-month period ending at the end of such fiscal year shall be not less than 1.20 to 1.0. Only two such reductions in the Interest Rate Margin shall be permitted, and in no event shall the Interest Rate Margin be less than 2.50 percentage points at any time. Any such reduction in the Interest Rate Margin shall be effective on the first day of the first calendar month after receipt by Lender of the foregoing required financial statements and Fixed Charge Coverage Ratio calculation; provided that in the event that the information regarding such Fixed Charge Coverage Ratio contained in any certificate delivered pursuant to the foregoing requirements is shown to be inaccurate, and such inaccuracy, if corrected, would result in Borrowers not having satisfied the foregoing Fixed Charge Coverage Ratio requirement for the applicable period, then (A) Borrowers shall as soon as reasonably practicable deliver to Lender a corrected certificate setting forth the correct calculation of Borrowers’ Fixed Charge Coverage Ratio for such period, (B) the Interest Rate Margin shall be adjusted to reflect the correct Fixed Charge Coverage Ratio, retroactive to the date that the Interest Rate Margin was reduced based on the inaccurate Fixed Charge Coverage Ratio calculation, and (C) Borrowers shall within three (3) Business Days after the delivery of the corrected Fixed Charge Coverage Ratio certificate deliver to Lender full payment in respect of the accrued additional interest as a result of such increased Interest Rate Margin for the applicable period.”

(b) The following definitions of “Fixed Charge Coverage Ratio” and “Fixed Charges” are hereby added in alphabetical order to Schedule 1.1 of the Credit Agreements:

“Fixed Charge Coverage Ratio” means, with respect to Borrowers and their Subsidiaries for any measurement period, the ratio of (i) EBITDA for such period, minus (a) Non-Financed Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, and (b) cash taxes paid during such period, to the extent greater than zero to (ii) Fixed Charges for such period.

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“Fixed Charges” means, with respect to any measurement period and with respect to Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of: (a) cash Interest Expense paid during such period (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense), and (b) scheduled principal payments paid in cash in respect of Indebtedness paid during such period, including cash payments with respect to Capital Leases.

1.5 Schedule 2.12 to Ex-Im Credit Agreement. The third row of Schedule 2.12 to the Ex-Im Credit Agreement is amended to read in its entirety as follows:

“Annually:

(a) Ex-Im Fees. (i) On September 30, 2013, $93,505.56; (ii) on September 30, 2014, $150,000; and (iii) on September 30, 2015, $75,000. All such fees when paid shall be deemed fully earned and non-refundable as of each such payment date under all circumstances.”

2. No Other Changes. Except as explicitly amended by this Amendment or the other Loan Documents delivered in connection with this Amendment, all of the terms and conditions of the Credit Agreements and the other Loan Documents shall remain in full force and effect and shall apply to any advance or letter of credit thereunder. This Amendment shall be deemed to be a “Loan Document” (as defined in the Credit Agreements).

3. Accommodation Fee. [Intentionally Omitted].

4. Conditions Precedent. This Amendment shall be effective when Lender shall have received a duly executed original hereof, together with each of the following, each in substance and form acceptable to Lender in its sole discretion and duly executed by all relevant parties:

4.1 Certificates of Authority from the corporate secretaries of the Borrowers and Guarantors;

4.2 Consent and approval of this Amendment by the Export Import Bank of the United States, if required by Lender; and

4.3 Such other matters as Lender may require.

5. Representations and Warranties. Borrowers and Guarantors hereby represent and warrant to Lender as follows:

5.1 Borrowers and Guarantors have all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of their obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Borrowers and Guarantors and constitute the legal, valid and binding obligation of Borrowers and Guarantors, enforceable against Borrowers and

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Guarantors in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

5.2 The execution, delivery and performance by Borrowers and Guarantors of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action on the part of Borrowers and Guarantors and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than authorizations, consents or approvals that have been obtained and are in full force and effect or as contemplated by Section 4.2, (ii) violate any material provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrowers or Guarantors, or the certificates of incorporation or by-laws of Borrowers or Guarantors, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other Material Contract to which Borrowers or Guarantors are a party or by which Borrowers and Guarantors or their respective properties may be bound or affected, except to the extent that any such breach or default could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

5.3 All of the representations and warranties contained in Section 5 and Exhibit D of the Credit Agreements are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties continue to be true and correct in all material respects as of such earlier date).

6. References. All references in the Credit Agreements to “this Agreement” shall be deemed to refer to the Credit Agreements as amended hereby; and any and all references in the other Loan Documents to the Credit Agreements shall be deemed to refer to the Credit Agreements as amended hereby.

7. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreements or a waiver of any breach, default or event of default under any Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.

8. Release. Borrowers and Guarantors hereby absolutely and unconditionally release and forever discharge Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrowers or Guarantors have had, now have or have made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment,

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whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Borrowers and Guarantors in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention each of the Borrowers and Guarantors waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

9. Costs and Expenses. Borrowers agree to pay all reasonable out-of-pocket fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrowers hereby agree that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrowers, make a loan to Borrowers under the Credit Agreements, or apply the proceeds of any loan, for the purpose of paying any such reasonable out-of-pocket fees, disbursements, costs and expenses.

10. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Transmission by facsimile or “pdf” file of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by, the laws of the State of California. In the event of any conflict between this Amendment and the Credit Agreements, the terms of this Amendment shall govern.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:

ZHONE TECHNOLOGIES, INC.

By:	/s/ Kirk Misaka
Name: Kirk Misaka
Title: Chief Financial Officer

ZTI MERGER SUBSIDIARY III, INC.

By:	/s/ Kirk Misaka
Name: Kirk Misaka
Title: Chief Financial Officer

[SIGNATURES CONTINUED ON NEXT PAGE]

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GUARANTORS:

PREMISYS COMMUNICATIONS, INC.

By:	/s/ Kirk Misaka
Name: Kirk Misaka
Title: Chief Financial Officer

ZHONE TECHNOLOGIES INTERNATIONAL, INC.

By:	/s/ Kirk Misaka
Name: Kirk Misaka
Title: Chief Financial Officer

PARADYNE NETWORKS, INC.

By:	/s/ Kirk Misaka
Name: Kirk Misaka
Title: Chief Financial Officer

PARADYNE CORPORATION

By:	/s/ Kirk Misaka
Name: Kirk Misaka
Title: Chief Financial Officer

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Harry L. Joe
Name: Harry L. Joe
Title: Authorized Signatory

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